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                                                                       Exh: 23.5



                         CONSENT OF RYDER SCOTT COMPANY



     We consent to the incorporation by reference in the Registration Statement Form S-8 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-8 as a result of such incorporation.


                              Very truly yours,



                              /s/ Ryder Scott Company Petroleum Engineers
                              -------------------------------------------
                              RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS



Denver, Colorado
Date:  May 30, 1996